UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2023 (June 13, 2023)

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2023, Auddia Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a group of institutional investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Registered Offering”), an aggregate of 4,735,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $0.65 per share. The gross proceeds of the Registered Offering will be approximately $3.08 million before deducting a financial advisory fee, the placement agent fee, and related offering expenses.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or other equity securities during the 45-day period following the closing of the Registered Offering.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-264227), which was filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2022 and was declared effective by the Commission on April 18, 2022 (the “Registration Statement”).

The Registered Offering is expected to close on or about June 15, 2023, subject to customary closing conditions.

On June 13, 2023, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Company engaged Maxim as the placement agent in connection with the Registered Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 7.00% of the gross proceeds from the sale of the Shares. The Company also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $45,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

In connection with the Registered Offering, the Company has agreed to pay Ladenburg Thalmann & Co. Inc. a financial advisory fee of $75,000.

The foregoing summaries of the Placement Agent Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Carroll Legal LLC relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
1.1	Form of Placement Agent Agreement
5.1	Opinion of Carroll Legal LLC
10.1	Form of Securities Purchase Agreement dated June 13, 2023 between Auddia Inc. and the Investors named therein
23.1	Consent of Carroll Legal LLC (included in Exhibit 5.1)
99.1	Auddia Press Release dated June 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

June 14, 2023	By:	/s/ Timothy J. Ackerman
Name: Timothy J. Ackerman
Title: Chief Financial Officer

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